June 15, 1994

   VIA FEDERAL EXPRESS
   -------------------

   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549

        Re: Registration Statement on Form S-3 Relating to 7,301,588 Shares of Common Stock, Par Value $1.00 Per Share, of Thermo Electron Corporation
             ----------------------------

   Dear Sirs:

        I am General Counsel to Thermo Electron Corporation (the "Company") and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on Form S-3 of 7,301,588 shares of the Company's Common Stock, par value $.1.00 per share (the "Shares"), which may from time to time be sold by certain selling shareholders of the Company after conversion of certain Debentures dated April 15, 1994 (the "Debentures").

        I or members of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or members of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact as deemed necessary or appropriate.

        Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and when issued pursuant to the terms of the Debentures will be validly issued, fully paid and non-assessable.

        Pursuant to the requirements of the Act, I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Opinion" in the prospectus constituting a part thereof.

                                      Very truly yours,


                                      /s/ Seth H. Hoogasian
                                      Seth H. Hoogasian
                                      General Counsel